Exhibit 99.2


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
SA Oil and Gas Corporation:

We have audited the accompanying balance sheets of SA Oil and Gas Corporation as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SA Oil and Gas Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

May 10, 2001

                           SA OIL AND GAS CORPORATION

                                 Balance Sheets

                           December 31, 2000 and 1999

                                                                                     2000              1999
                                                                                  -----------        -----------
                                     ASSETS
Current assets:
  Cash and cash equivalents                                                       $   158,178            132,725
  Accounts receivable                                                                  91,582             60,911
                                                                                  -----------        -----------
        Total current assets                                                          249,760            193,636
                                                                                  -----------        -----------
Oil and gas properties, at cost, using the successful
 efforts method of accounting:
  Proved properties                                                                 2,858,387          2,860,954
  Accumulated depletion, depreciation and amortization                             (2,815,085)        (2,773,447)
                                                                                  -----------        -----------
                                                                                       43,302             87,507
                                                                                  -----------        -----------
Deferred tax asset                                                                    415,556            518,818
                                                                                  -----------        -----------

        Total assets                                                              $   708,618            799,961
                                                                                  ===========        ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable                                                                  $    33,104             29,341
                                                                                  -----------        -----------
Total current liabilities                                                              33,104             29,341

Note payable to shareholder                                                           902,618            902,618

Stockholders' deficit:
  Preferred Stock, $.01 par value; 20,000,000 shares authorized; 300,000
   and 800,000 shares issued and outstanding in 2000 and 1999, respectively             3,000              8,000
  Series A Preferred Stock, $1.00 par value; 5,000,000 shares
   authorized; no shares issued and outstanding in 2000 and 1999                           --                 --
  Common Stock, no par value; 25,000,000 shares authorized; 13,468,959
   shares issued and outstanding in 2000 and 1999                                     552,316            552,316
  Additional paid-in capital                                                           20,500            265,500
  Accumulated deficit                                                                (677,295)          (832,189)
                                                                                  -----------        -----------

                                                                                     (101,479)            (6,373)

        Less: treasury stock, 130,000 shares at cost                                 (125,625)          (125,625)
                                                                                  -----------        -----------
        Total stockholders' deficit                                                  (227,104)          (131,998)
                                                                                  -----------        -----------

        Total liabilities and stockholders' deficit                               $   708,618            799,961
                                                                                  ===========        ===========

See accompanying notes to financial statements.

                           SA OIL AND GAS CORPORATION

                            Statements of Operations

                 For the years ended December 31, 2000 and 1999



                                                           2000           1999
                                                         --------       --------
Revenues:
  Oil and gas                                            $549,347        399,399
  Interest and other                                       11,585          4,389
                                                         --------       --------

        Total revenues                                    560,932        403,788
                                                         --------       --------
Costs and expenses:
  Lease operating                                         140,509        125,427
  General and administrative                               28,794         17,803
  Geological and geophysical and exploratory costs         37,530             --
  Depreciation, depletion and amortization                 41,638         47,014
  Interest and other                                       54,305         56,066
                                                         --------       --------

        Total costs and expenses                          302,776        246,310
                                                         --------       --------

        Net income before income taxes                    258,156        157,478

Income tax expense                                        103,262         62,991
                                                         --------       --------

        Net income                                       $154,894         94,487
                                                         ========       ========


See accompanying notes to financial statements.

                           SA OIL AND GAS CORPORATION

                       Statements of Stockholders' Deficit

                 For the years ended December 31, 2000 and 1999



                               COMMON STOCK          PREFERRED STOCK       ADDITIONAL                                 TOTAL
                          ---------------------     -------------------     PAID-IN     ACCUMULATED    TREASURY    STOCKHOLDERS'
                            SHARES       AMOUNT     SHARES       AMOUNT     CAPITAL       DEFICIT        STOCK       DEFICIT
                            ------       ------     ------       ------     -------       -------        -----       -------
Balances at
 December 31, 1998        13,468,959    $552,316    800,000     $ 8,000    $ 265,500     $(926,676)    $(125,625)   $(226,485)

Net income                        --          --         --          --           --        94,487            --       94,487
                          ----------    --------   --------     -------    ---------     ---------     ---------    ---------
Balances at
 December 31, 1999        13,468,959     552,316    800,000       8,000      265,500      (832,189)     (125,625)    (131,998)

Redemption of preferred
 stock                            --          --   (500,000)     (5,000)    (245,000)           --            --     (250,000)

Net income                        --          --         --          --           --       154,894            --      154,894
                          ----------    --------   --------     -------    ---------     ---------     ---------    ---------
Balances at
 December 31, 2000        13,468,959    $552,316    300,000     $ 3,000    $  20,500     $(677,295)    $(125,625)   $(227,104)
                          ==========    ========   ========     =======    =========     =========     =========    =========

See accompanying notes to financial statements.

                           SA OIL AND GAS CORPORATION

                            Statements of Cash Flows

                 For the years ended December 31, 2000 and 1999


                                                                         2000            1999
                                                                      ---------        ---------
Cash flows from operating activities:
  Net income (loss)                                                   $ 154,894           94,487
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation, depletion and amortization                              41,638           47,014
   Deferred tax expense                                                 103,262           62,991
  Changes in assets and liabilities:
   Increase in accounts receivables                                     (30,671)         (16,236)
   Increase (decrease) in accounts payable and accrued expenses           3,763          (33,697)
                                                                      ---------        ---------

          Net cash provided by operating activities                     272,886          154,559
                                                                      ---------        ---------
Cash flows from investing activities:
  Additions to oil and gas property                                          --           (7,613)
  Proceeds from sale of oil and gas properties                            2,567               --
                                                                      ---------        ---------

          Net cash provided by (used in) investing activities             2,567           (7,613)
                                                                      ---------        ---------
Cash flows from financing activities:
  Payments on note payable to shareholder                                    --          (22,382)
  Redemption of preferred stock                                        (250,000)              --
                                                                      ---------        ---------

          Net cash provided by financing activities                    (250,000)         (22,382)
                                                                      ---------        ---------

          Net increase (decrease) in cash and cash equivalents           25,453          124,564

Cash and cash equivalents, beginning of year                            132,725            8,161
                                                                      ---------        ---------

Cash and cash equivalents, end of year                                $ 158,178          132,725
                                                                      =========        =========

Supplemental disclosures of noncash financing activities:
  Cash paid for interest                                              $  54,305           56,066
                                                                      =========        =========

See accompanying notes to financial statements.

                             SA OIL GAS CORPORATION

                          Notes to Financial Statements

                           December 31, 2000 and 1999


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  NATURE OF OPERATIONS

       SA Oil and Gas Corporation (the "Company") is an Arizona corporation formed on November 12, 1991. The Company's principal business is the sale of oil and gas produced from investments in oil and gas properties in Texas and Oklahoma. The Company solely owns working interests in various properties and does not engage in the activities of exploration, drilling, or production of oil and gas.

    (B) CONCENTRATION OF CREDIT RISK

       Financial   instruments   that   potentially   expose   the   Company  to
       concentrations of credit risk consist primarily of unsecured accounts receivable from crude oil and natural gas purchasers.

    (C) PROPERTY AND EQUIPMENT

       OIL AND GAS PROPERTIES: The Company utilizes the successful efforts method of accounting for its oil and gas properties as promulgated by Statement of Financial Accounting Standards No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies." Under this method all costs associated with productive wells and nonproductive development wells are capitalized while nonproductive exploration costs are expensed. Capitalized costs relating to proved properties are depleted using the straight-line method over a period of five years.

       Capitalized costs of individual properties abandoned or retired are charged to accumulated depletion, depreciation and amortization. Proceeds from sales of individual properties are credited to property costs. No gain or loss is recognized until the entire amortization base is sold or abandoned.

    (D) IMPAIRMENT OF LONG-LIVED ASSETS

       In accordance with Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Company reviews its long-lived assets to be held and used, including oil and gas properties accounted for under the successful efforts method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows is less than the carrying amount of the assets. The Company has not recorded any impairment loss related to its oil and gas properties during 2000 or 1999.

    (E) INCOME TAXES

       INCOME TAXES. The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

                                       6                             (Continued)

                             SA OIL GAS CORPORATION

                          Notes to Financial Statements

                           December 31, 2000 and 1999


    (F) ENVIRONMENTAL

       The   Company  is  subject  to   extensive   Federal,   state  and  local
       environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment. Environmental changes affecting the oil and gas properties in which the Company owns interests may have an impact on the Company's future financial position or results of operations.

    (G) REVENUE RECOGNITION

       The Company uses the sales method of accounting for crude oil revenues and for natural gas reserves. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers.

    (H) USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

       Preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (Statement 133) "Accounting for Derivative Instruments and Hedging Activities" which, as amended, establishes standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. It establishes conditions under which a derivative may be designated as a hedge, and establishes standards for reporting changes in the fair value of a derivative. Statement 133 is required to be implemented for the first quarter of the fiscal year ended 2001. Early adoption is permitted. The Company's adoption of Statement 133 did not have a material impact on the Company's financial statements.

(3)  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The carrying amounts approximate fair value due to the short maturity of these instruments.

     DEBT. The carrying amount of the Company's note payable approximates fair value as the note payable bears interest at a rate that is comparable to current market rates.

(4)  INCOME TAXES

     As discussed in Note 1, the Company accounts for income taxes in accordance with SFAS 109.

                                       7                             (Continued)

                             SA OIL GAS CORPORATION

                          Notes to Financial Statements

                           December 31, 2000 and 1999


     The reconciliation between the tax expense computed by multiplying pretax income (loss) by the U.S. federal statutory rate and the reported amounts of income tax expense (benefit) is as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                         2000             1999
                                                       --------         --------

     Income at statutory rate                          $ 87,773           53,543
     State expense                                       15,489            9,448
                                                       --------         --------

     Income tax expense                                $103,262           62,991
                                                       ========         ========


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                         2000             1999
                                                       --------         --------
     Deferred tax assets (liabilities):
     Net operating loss carryforwards                  $ 417,524        526,449
     Property, plant and equipment, principally
      due to differences in basis upon acquisition,
      depletion, and the deduction of intangible
      drilling costs for tax purposes                     (1,968)        (7,631)
                                                       ---------      ---------

     Net deferred tax asset                            $ 415,556        518,818
                                                       =========      =========

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Based on expectations for the future and the availability of certain tax planning strategies that would generate taxable income to realize the net tax benefits, if implemented, management has determined that taxable income of the Company will more likely than not be sufficient to fully utilize available carryforwards prior to their ultimate expiration.

     At December 31, 2000, the Company had net operating loss carryforwards ("NOLs") for U.S. federal income tax purposes of approximately $1,162,424, which are available to offset future regular taxable income, if any. The carryforwards begin to expire in 2006.

                                       8                             (Continued)

                             SA OIL GAS CORPORATION

                          Notes to Financial Statements

                           December 31, 2000 and 1999


(5)  STOCKHOLDERS' DEFICIT

     The preferred stock of the Company consists of 5,000,000 authorized shares of Series A preferred stock ("Series A") with a par value of $1.00 per share, and 20,000,000 authorized shares of Preferred Stock ("Preferred Stock"). The Series A shares bear a 13% cumulative dividend payable annually in arrears, and are entitled to dividend, liquidation and conversion rights in preference to Preferred Stock and Common Stock. At December 31, 2000 and 1999, no shares of the Series A Preferred Stock were issued or outstanding. At December 31, 2000 and 1999, 250,000 and 800,000 shares of Preferred Stock were issued and outstanding, respectively.

     During the year ended December 31, 2000, payments of $250,000 were made to fully redeem 500,000 shares of Preferred Stock.

(6)  NOTE PAYABLE TO SHAREHOLDER

     In November 1991, the Company entered into a note payable agreement with a shareholder for an aggregate principal amount of $1,500,000. As of December 31, 2000 and 1999, the principal balance of the note payable is $902,618. The note payable bears interest at the rate of 6% per annum, payable quarterly. All outstanding principal and any interest accrued is payable on September 1, 2003.

(7)  COSTS INCURRED FOR OIL AND GAS PRODUCING ACTIVITIES

     For the years ended December 31, 2000 and 1999, the Company capitalized successful development costs of $1,049 and $1,090, respectively. No acquisition or exploration costs were incurred or capitalized.

(8)  SUBSEQUENT EVENTS

     In January 2001, the Company paid cash of $25,000 to fully redeem 50,000 shares of Preferred Stock.

     On March 22, 2001, the Company entered into a stock purchase agreement with Stratford American Corporation ("Stratford"), a related entity. The Company and Stratford have common members of management. This agreement closed on April 19, 2001, at which time Stratford purchased all of the outstanding shares of SA Oil's Common Stock and Preferred Stock in exchange for shares of Stratford's common stock. The common shares were exchanged on a 20-for-1 basis, exchanging one share of Stratford's common stock for each 20 shares of the Company's Common Stock. The preferred shares were exchanged on a 2-for-1 basis, exchanging one share of Stratford's common stock for each two shares of the Company's Preferred Stock. Two of the Company's common stockholders opted to receive cash instead of shares of Stratford's common stock, and therefore the Company redeemed their shares for $162,000 in cash prior to the closing of the acquisition.

                                       9